WARNER-LAMBERT COMPANY
1983 STOCK OPTION PLAN

AS AMENDED TO MARCH 25, 1997



			 	WARNER-LAMBERT COMPANY
			  	1983 STOCK OPTION PLAN

	There is hereby established a 1983 Stock Option Plan (the "Plan"). The Plan provides for the grant to certain employees of Warner-Lambert Company or of a subsidiary thereof of options to purchase ("Options") and rights to acquire ("Rights") shares of stock of Warner-Lambert Company and for the issuance, transfer or sale of such stock upon the exercise of such Options or Rights. The term "Company" as used in the Plan shall include Warner-Lambert Company and any present or future subsidiary thereof.

	1.	Purpose.  The purpose of the Plan is to provide
additional incentive to the officers and other key employees of the Company, who are primarily responsible for the management and growth of the Company or otherwise materially contribute to the conduct and direction of its business, operations and affairs, in order to strengthen their desire to remain in the employ of the Company, stimulate their efforts on behalf of the Company and to retain and attract persons of competence, and, by encouraging ownership of a stock interest in Warner-Lambert Company, to gain for the organization the advantages inherent in employees having a sense of proprietorship.

	2.	The Stock.  The aggregate number of shares of stock
which may be issued, transferred or sold upon the exercise of Options and Rights granted under the Plan shall not, except as such number may be adjusted in accordance with paragraph (f) of
Article 6 hereof, exceed 6,000,000 shares of Common Stock of Warner-Lambert Company ("Common Stock") which may be either authorized and unissued shares or issued shares reacquired by the Company. Notwithstanding the above limitation, if any Option granted under the Plan shall expire, terminate or be cancelled for any reason without having been exercised in full, the corresponding number of unpurchased shares shall again be available for the purposes of the Plan; provided, however, that if such expired, terminated or cancelled Option shall have been a "Reference Option", as defined in paragraph (a) of Article 8 hereof, none of such unpurchased shares shall again become available for purposes of the Plan to the extent that the related Right granted under the Plan is exercised.

	3.	Employees.  The term "Employees", as used in the Plan,
shall mean officers and other employees of the Company (including officers and other employees who are also directors) within the classes referred to in Article 1 hereof.

	4.	Eligibility.  (a)  Options shall be granted only to
persons who, at the time of the grant of the Option, are Employees of the Company. A person to whom an Option is granted hereunder is hereinafter sometimes referred to as an "Optionee".
 A committee of the Board of Directors of Warner-Lambert Company, constituted as provided in Article 9 hereof (hereinafter called the "Committee"), will determine the Employees who are to be granted Options under the Plan and the number of shares subject to each Option.

	(b)	Rights shall be granted only to persons (hereinafter
referred to as "Grantees") who, at the time of the grant of the Right, are Employees of the Company and who are, or concurrently become, holders of an Option, which at the time of such grant of the Right has not yet been exercised in full or expired, to purchase shares of Common Stock (a) granted pursuant to the Plan or another stock option plan of the Company or (b) granted pursuant to a stock option plan of another corporation and assumed by Warner-Lambert Company (with all such options referred to in clauses (a) and (b) hereinafter referred to as "Outstanding Options"). In determining the total number of shares of Common Stock deemed issuable pursuant to an Outstanding Option in accordance with the preceding sentence, fractions of shares shall be disregarded and no cash shall be payable with respect thereto.
 The Committee will determine which of the Employees among the holders of Outstanding Options are to be granted Rights under the Plan and the number of shares of Common Stock subject to each Right.

	5.	Subsidiary.  The term "Subsidiary," as used herein,
shall be deemed to mean any corporation (other than Warner-
Lambert Company) in an unbroken chain of corporations beginning with and including Warner-Lambert Company if, at the time of the granting of an Option or Right, each of the corporations other than the last corporation in said unbroken chain owns stock possessing 50 percent or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

	6.	General Terms of Options and Rights.

	(a)	Consideration.  The Committee shall determine the
consideration to Warner-Lambert Company for the granting of Options and Rights under the Plan, as well as the conditions, if any, which it may deem appropriate to ensure that such consideration will be received by, or will accrue to, Warner-Lambert Company, and, in the discretion of the Committee, such consideration need not be the same, but may vary for Options and Rights granted under the Plan at the same time or from time to time.

	(b)	Number of Options and Rights which may be granted to,
and number of shares which may be acquired by, Employees.  The
Committee may grant more than one Option or Right to an individual during the life of the Plan and, subject to the requirements of Section 422A of the Internal Revenue Code of 1954, as amended (the "Code"), with respect to incentive stock options, such Option or Right may be in addition to, in tandem with, or in substitution for, options or rights previously granted under the Plan or under another stock plan of Warner-
Lambert Company or any Subsidiary or of another corporation and assumed by Warner-Lambert Company.

	The Committee may permit the voluntary surrender of all or a portion of any Option granted under the Plan or any prior plan to be conditioned upon the granting to the Employee of a new Option for the same or a different number of shares as the Option surrendered, or may require such voluntary surrender as a condition precedent to a grant of a new Option to such Employee.
 Such new Option shall be exercisable at the price, during the period, and in accordance with any other terms or conditions specified by the Committee at the time the new Option is granted, all determined in accordance with the provisions of the Plan without regard to the price, period of exercise, or any other terms or conditions of the Option surrendered (except as otherwise provided in paragraph (g) of Article 7 hereof).

	No one individual shall be permitted to exercise an Option or a Right under this Plan if, or to the extent that, the sum of

		(i)	 the number of shares of Common Stock that the
Employee would acquire upon the exercise of the Option, or the number of shares subject to the Reference Option related to the Right which is to be exercised, plus

		(ii)	 the number of shares of Common Stock that the
Employee has previously acquired pursuant to the exercise of options granted to the Employee under the Plan or any other stock option plans of Warner-Lambert Company or any Subsidiary or of any corporation and assumed by Warner-
Lambert Company, plus

		(iii) the number of shares of Common Stock that the Employee would have acquired had such employee exercised an option related to a right, granted under the Plan or any other stock option or alternate stock plan of Warner-Lambert
Company, which the Employee has previously exercised,

exceeds 600,000 shares. Such numbers may be adjusted in accor-dance with the provisions of paragraph (f) of this Article 6.

	(c)	Period of grant of Options and Rights.  Options and
Rights under the Plan may be granted at any time after the Plan has been approved by the stockholders of Warner-Lambert Company.
 However, no Option or Right shall be granted under the Plan after April 25, 1993.

	(d)	Option and Right Agreements.  Warner-Lambert Company
shall effect the grant of Options and Rights under the Plan, in accordance with determinations made by the Committee, by execution of instruments in writing, in a form approved by the Committee. Each Option and Right shall contain such terms and conditions (which need not be the same for all Options and Rights, whether granted at the same time or at different times) as the Committee shall deem to be appropriate and not inconsistent with the provisions of the Plan, and such terms and conditions shall be agreed to in writing by the Optionee and Grantee. The Committee may, in its sole discretion, and subject to such terms and conditions as it may adopt, accelerate the date or dates on which some or all outstanding Options and Rights may be exercised. Options and Rights shall be exercised by submitting to Warner-Lambert Company a signed copy of a notice of exercise in a form to be supplied by Warner-Lambert Company. The exercise of an Option or Right shall be effective on the date on which Warner-Lambert Company receives such notice at its principal corporate offices.

	(e)	Non-Transferability of Option or Right.  No Option or
Right granted under the Plan to an Employee shall be transferable by the Employee or otherwise than by will or by the laws of descent and distribution, and such Option and Right shall be exercisable, during the Employee's lifetime, only by such Employee.

	(f)	Effect of change in Common Stock.  In the event of a
reorganization, recapitalization, liquidation, stock split, stock dividend, combination of shares, merger or consolidation, or the sale, conveyance, lease or other transfer by Warner-Lambert
Company of all or substantially all of its property, or any other change in the corporate structure or shares of Warner-Lambert Company, pursuant to any of which events the then outstanding shares of the Common Stock are split up or combined, or are changed into, become exchangeable at the holder's election for, or entitle the holder thereof to, other shares of stock, or in the case of any other transaction described in section 425(a) of the Code, the Committee may change the number and kind of shares available under the Plan and any outstanding Option and Right (including substitution of shares of another corporation), and the price of any Option and the Fair Market Value determined under Articles 7 and 8 hereof in such manner as it shall deem equitable; provided, however, that in no event may any change be made to an incentive stock option which would constitute a "modification" within the meaning of section 425(h)(3) of the Code. Options granted under the Plan shall contain such provisions as are consistent with the foregoing with respect to adjustments to be made in the number and kind of shares covered thereby and in the option price per share in the event of any such change.

	(g)	Optionees and Grantees not stockholders.  An Optionee
or Grantee or legal representative thereof shall have none of the rights of a stockholder with respect to shares subject to Options or Rights until such shares shall be issued, transferred or sold upon exercise of the Option or Right.

	(h)	Change in Control of Warner-Lambert Company.  (I)  As
used in the Plan, a "Change in Control of Warner-Lambert Company" shall be deemed to have occurred if (i) any person (as such term is used in Sections 13(d) and 14(d)(2) of the Securities Exchange
Act of 1934, as amended (the "Act")) is or becomes the beneficial owner (as defined in Rule 13d-3 under the Act), directly or indirectly, of securities of Warner-Lambert Company representing
20% or more of the combined voting power of Warner-Lambert
Company's then outstanding securities, (ii) upon the consummation of a merger, consolidation, sale or disposition of all or substantially all of Warner-Lambert Company's assets or a plan of liquidation which is approved by stockholders of Warner-Lambert Company (a "Transaction"), or (iii) the composition of the Board of Directors of Warner-Lambert Company (the "Board") at any time during any consecutive twenty-four (24) month period changes such that the Continuity Directors (as hereinafter defined) cease for any reason to constitute at least fifty-one percent (51%) of the Board. For purposes of the foregoing clause (iii), "Continuity Directors" means those members of the Board who either (a) were directors at the beginning of such consecutive twenty-four (24) month period, or (b)(1) filled a vacancy during such twenty-four
(24) month period created by reason of (x) death, (y) a medically determinable physical or mental impairment which renders the director substantially unable to function as a director or (z) retirement at the last mandatory retirement age in effect for at least two (2) years, and (2) were elected, nominated or voted for by at least fifty-one percent (51%) of the current directors who were also directors at the commencement of such twenty-four (24) month period.

	(II) As used in the Plan, a "Merger of Equals" shall mean either: (a) a Change in Control of Warner-Lambert Company, pursuant to the terms of which the stockholders of Warner-Lambert Company receive consideration, including securities, with an Aggregate Value (as defined below) not greater than 115 percent of the average closing price of the Common Stock of Warner-Lambert Company on the Composite Tape for New York Stock Exchange issues for the twenty business days immediately preceding the earlier of the execution of the definitive agreement pertaining to the transaction or the public announcement of the transaction; or (b) any other Change in Control of Warner-Lambert Company which the Board of Directors, in its sole discretion, determines to be a "Merger of Equals" for the purposes of this provision. For purposes of this section, "Aggregate Value" shall mean the consideration to be received by the stockholders of Warner-Lambert Company equal to the sum of (A) cash, (B) the value of any securities and (C) the value of any other non-cash consideration. The value of securities received shall equal the average closing price of the security on the principal security exchange on which such security is listed for the twenty business days immediately preceding the earlier of the execution of the definitive agreement pertaining to the transaction or the public announcement of the transaction. For securities not traded on a security exchange, and for any other non-cash consideration that is received, the value of such security or such non-cash consideration shall be determined by the Board of Directors.

	(i)	Fair Market Value.  As used in the Plan, the term "Fair
Market Value" shall be the mean between the high and low sales prices for Common Stock of Warner-Lambert Company on the
Composite Tape for New York Stock Exchange issues on the date the calculation thereof shall be made with such adjustments, if any,
as shall be made.   In the event the date of calculation shall be
on a date which shall not be a trading date on the New York Stock Exchange, determination of Fair Market Value shall be made as of the first date prior thereto which shall have been a trading date on the New York Stock Exchange. Notwithstanding the foregoing, upon the exercise of Right during the 30-day period following Warner-Lambert Company obtaining actual knowledge of a Change in Control of Warner-Lambert Company, "Fair Market Value" of a share of Common Stock on the Valuation Date shall be equal to the higher of (i) the highest closing sale price, regular way, per share of Common Stock of Warner-Lambert Company on the Composite
Tape for New York Stock Exchange issues during the period commencing 30 days prior to such change in control and ending immediately prior to such exercise or (ii) if the Change in Control of Warner-Lambert Company occurs as a result of a tender or exchange offer or approval by stockholders of Warner-Lambert
Company of a Transaction, then the highest price per share of Common Stock of Warner-Lambert Company pursuant thereto. Any consideration other than cash forming a part or all of the consideration for Common Stock to be paid pursuant to the exchange offer shall be valued at the valuation placed thereon by the Board of Directors of Warner-Lambert Company. Adjustments, if any, shall be made in accordance with paragraph (f) of this
Article 6.

	(j)	Types of Options.  Options granted under the Plan shall
be in the form of (i) incentive stock options as defined in
Section 422A of the Code, or (ii) options not qualifying under such section, or both, in the discretion of the Committee. The status of each Option shall be identified in the Option agreement.

	7.	Terms of Options.

	(a)	Option Price.  The price or prices per share for shares
of Common Stock to be sold pursuant to an Option shall be such as shall be fixed by the Committee but not less in any case than the Fair Market Value per share for such stock on the date of the granting of the Option, subject to adjustment pursuant to paragraph (f) of Article 6 hereof.

	For the purposes of this Article 7, the date of the granting of an Option under the Plan shall be the date fixed by the Committee as the date for such Option for the Employee who is to be the recipient thereof.

	(b)	Period of Option and certain limitations on right to
exercise.

		(i)	Notwithstanding any other provision contained in
this Plan, no part of an Option may be exercised unless the Optionee remains in the continuous employ of the Company for one year from the date the Option is granted except that upon the occurrence of a Change in Control of Warner-Lambert
Company (as hereinafter defined) all Options may be exercised without giving effect to the one year limitation and the limitations, if any, which may have been imposed by the Committee pursuant to paragraph (b)(ii) of this Article
7 with respect to the percent of the total number of shares to which the Option relates which may be purchased from time to time during the Option Period.

		(ii)	Options will be exercisable thereafter over the
Option Period, which, in the case of each Option, shall be a period of not more than ten years from the date of the grant of such Option, and, subject to the provisions of paragraph
(d) of Article 6, will be exercisable, at such times and in such amounts as determined by the Committee at the time each Option is granted. Notwithstanding any other provision contained in this Plan, no Option shall be exercisable after the expiration of the Option Period. Except as provided in paragraphs (c), (d) and (e) of this Article 7, no Option may be exercised unless the Optionee is then in the employ of the Company and shall have been continuously so employed since the date of the grant of such Option. The Plan shall not confer upon any Optionee any right with respect to continuation of employment by the Company, nor shall it interfere in any way with the Employee's right or the Company's right to terminate employment at any time.

	(c)	Termination of employment before age 55.  An Optionee
whose employment terminates before age 55, by reason other than death, shall, but only within the three-month period after the date of such termination of employment and in no event after the expiration of the Option Period, be entitled to exercise such Option and then only if and to the extent that the Optionee was entitled to exercise the Option at the date of the termination of employment, giving effect to the limitations, if any, which may have been imposed by the Committee pursuant to paragraph (b)(ii) of this Article 7 with respect to the percent of the total number of shares to which the Option relates which may be purchased from time to time during the Option Period.

	(d)	Termination of employment on or after age 55.  An
Optionee whose employment terminates on or after age 55, by reason other than death, shall be entitled to exercise such Option if the Optionee was entitled to exercise the Option at the date of the termination, without, however, giving effect to the limitations, if any, which may have been imposed by the Committee pursuant to paragraph (b)(ii) of this Article 7 with respect to the percent of the total number of shares to which the Option relates which may be purchased from time to time during the Option Period; provided, however, that such Option shall be exercisable until the later of (i) the three-year period after termination of employment, or (ii) the period after termination of employment which is equal to the number of full months that the Option has been outstanding prior to such termination, but in no event after the expiration of the Option Period.

	(e)	Death of Optionee.  If an Optionee should die:

		(i)	while in the employ of the Company, the Option
theretofore granted shall, if the Optionee was entitled to exercise the Option at the date of death, be exercisable by the estate of the Optionee, or by a person who acquired the right to exercise such Option by bequest or inheritance or by reason of the death of the Optionee, without, however, giving effect to the limitations, if any, which may have been imposed by the Committee pursuant to paragraph (b)(ii) of this Article 7 with respect to the percent of the total number of shares to which the Option relates which may be purchased from time to time during the Option Period;
provided, however, that such Option shall be exercisable until the later of (i) the three-year period after termination of employment, or (ii) the period after termination of employment which is equal to the number of full months that the Option has been outstanding prior to such termination and in no event after the expiration of the Option Period;

		(ii) within the three-month period after the date of the termination of employment before age 55, the Option theretofore granted shall be exercisable by the estate of the Optionee, or by a person who acquired the right to exercise such Option by bequest or inheritance or by reason of the death of the Optionee, but then only if and to the extent that the Optionee was entitled to exercise the Option at the date of death, giving effect to the limitations, if any, which may have been imposed by the Committee pursuant to paragraph (b)(ii) of this Article 7 with respect to the percent of the total number of shares to which the Option relates which may be purchased from time to time during the Option Period; provided, however, that such Option shall be exercisable only within the twelve-month period next succeeding the death of the Optionee, but in no event after the expiration of the Option Period; or

		(iii) after the date of the termination of employment on or after age 55, the Option theretofore granted shall, if the Optionee was entitled to exercise the Option at the date of death, be exercisable by the estate of the Optionee, or by a person who acquired the right to exercise such Option by bequest or inheritance or by reason of the death of the Optionee, without, however, giving effect to the limitations, if any, which may have been imposed by the Committee pursuant to paragraph (b)(ii) of this Article 7 with respect to the percent of the total number of shares to which the Option relates which may be purchased from time to time during the Option Period; provided, however, that such Option shall be exercisable until the latest of (i) the three-year period after termination of employment, (ii) the period after termination of employment which is equal to the number of full months that the Option has been outstanding prior to such termination, or (iii) the twelve-month period after the death of the Optionee provided that such date occurs before the later of (i) or (ii), but in no event after the expiration of the Option Period.

	(f)	Payment for shares.  Payment for shares of Common Stock
purchased shall be made in full at the time of exercise of the Option and no loan or advance shall be made by the Company for the purpose of financing, in whole or in part, the purchase of optioned shares. Payment of the Option Price shall be made in cash or, with the consent of the Committee, in whole or in part in Common Stock of Warner-Lambert Company valued, for this purpose, at the Fair Market Value of such Common Stock on the trading date on the New York Stock Exchange immediately preceding the date of exercise. Prior to the distribution of Common Stock to which the Optionee shall become entitled, there shall first be deducted all applicable withholding taxes unless the Committee shall have authorized other arrangements.

	(g)	Incentive Stock Options.  Options granted in the form
of incentive stock options shall be subject, in addition to the foregoing provisions of this Article 7, to the following provisions:

		(i)	Annual Limit.  The aggregate Fair Market Value
(determined at the time of grant) of the Common Stock for which any Employee may be granted incentive stock options in any calendar year (under the Plan or under any other stock plan of Warner-Lambert Company or any Subsidiary) shall not exceed $100,000 plus any unused limit carryover available to such year. For this purpose, the unused limit carryover is one-half of the amount by which $100,000 exceeds the aggregate Fair Market Value of Common Stock for which the Optionee was granted incentive stock options in any calendar year after 1980. The amount of the unused limit carryover may be taken into account in each of the three succeeding calendar years but only to the extent that such carryover has not been used in prior calendar years. The amount of incentive stock options granted in any calendar year shall be treated as first using up the $100,000 annual limitation and then using up unused limit carryovers in the order of the calendar years in which the carryovers arose.

		(ii)	Sequential Exercise.  Each incentive stock option
shall by its terms not be exercisable while there is outstanding any incentive stock option which was granted, before the granting of such Option, to such Optionee to purchase Common Stock or stock of any Subsidiary (determined at the time of granting of such Option). An incentive stock option shall be treated as outstanding until such Option is exercised in full or expires by reason of lapse of time.

		(iii) Ten Percent Shareholder. No incentive stock option shall be granted to any individual who, at the time of the proposed grant, owns Common Stock possessing more than ten percent of the total combined voting power of all classes of stock of Warner-Lambert Company or any Subsidiary.

The Company intends that Options designated by the Committee as incentive stock options shall constitute incentive stock options under Section 422A of the Code. Should any of the foregoing provisions not be necessary in order to so comply or should any additional provisions be required, the Board of Directors of Warner-Lambert Company may amend the Plan accordingly, without the necessity of obtaining the approval of stockholders of Warner-Lambert Company.

	(h) Rollover Options. Notwithstanding anything herein to the contrary, in the event of a Merger of Equals all Options granted hereunder shall become immediately exercisable by the Optionee and the Options shall be converted into options to purchase the stock of the company which other shareholders of Warner-Lambert Company receive in the transaction (the "Rollover Options"). The Rollover Options shall be subject to the same terms and conditions as those applicable to the Options held prior to the Merger of Equals, including, but not limited to, exercisability and Option Period, except as hereinafter provided.
 If the Aggregate Value consists only of shares of a publicly traded security ("New Security"), each Rollover Option shall entitle the holder to purchase the number of shares of New Security which is equal to the product of (a) the Exchange Ratio (as hereinafter defined) and (b) the number of shares of Common Stock subject to the Option immediately prior to the effective date of the Merger of Equals (rounded to the nearest full number of shares). The exercise price for each Rollover Option shall be the exercise price per share of each Option divided by the Exchange Ratio (rounded to the nearest full cent). For purposes hereof, "Exchange Ratio" shall mean the ratio for exchanging Common Stock held by the stockholders of Warner-Lambert Company for shares of New Security which is set forth in the definitive agreement pertaining to the transaction. If the Aggregate Value consists of consideration other than New Securities, the Board shall make appropriate adjustments to the number of Rollover Options and the exercise price thereof. In addition, with respect to Options granted after March 25, 1997, if an optionee who is not 55 years old is terminated within three (3) years following the Merger of Equals (for a reason other than "Termination for Just Cause," as defined in the Warner-Lambert Company Enhanced Severance Plan), such optionee's Options shall remain exercisable notwithstanding such termination of employment by the Company or any successor or its affiliates and such Options shall be exercisable until two years following the termination of employment, but in no event after the expiration of the Option Period.

	8.	Terms of Rights.  Each Right granted under the Plan
shall be subject to the following terms and conditions:

	(a)	Relation to Option.  Each Right shall relate
specifically to an Outstanding Option, other than an incentive stock option, then held by, or concurrently granted to, the Grantee (hereinafter referred to as the "Reference Option"). Upon exercise of a Right an amount shall be payable from Warner-Lambert Company, determined in accordance with paragraph (c) of this Article 8. The Reference Option shall terminate to the extent that the related Right is exercised.

	(b)	Exercise of Right.  A Right shall become exercisable at
such time, and in respect of such number of shares of Common
Stock, as the Reference Option is then exercisable and such Right shall terminate upon termination of the Reference Option, provided, however, that no Right shall be exercisable unless the Grantee shall have remained in the continuous employ of the Company for one year from the date the Right was granted except that upon the occurrence of a Change in Control of Warner-Lambert Company, all Rights may be exercised without giving effect to the one year limitation and the limitations, if any, which may have been imposed by the Committee pursuant to paragraph (b)(ii) of
Article 7 with respect to the percent of the total number of shares to which the Right relates which may be purchased from time to time during the Option Period; provided, however, that Rights which have been held for less than six months on the date of the occurrence of a Change in Control by Grantees who at the time of the occurrence of the Change in Control are subject to the reporting requirements of Section 16(a) of the Act may be exercised only during the thirty (30) day period beginning six months after the date of grant of the Right, notwithstanding the termination of the Grantee's employment with the Company, and without giving effect to the one year limitation and the limitations, if any, which may have been imposed by the Committee pursuant to paragraph (b)(ii) of Article 7 with respect to the percent of the total number of shares to which the Right relates which may be purchased from time to time during the Option
Period. Except as provided in this paragraph (b) and in paragraphs (d) and (e) of this Article 8, no Right shall be exercisable unless at the time of such exercise the Grantee shall be in the employ of the Company. The date on which the exercise of a Right is effective shall hereinafter be referred to as the Valuation Date.

	(c)	Determination and payment of amount payable upon
exercise of Right. Upon the exercise of a Right the amount payable shall be equal to:

		(i)	If the price per share of Common Stock that would
be payable by the Grantee upon the exercise of the Reference
Option ("Option Price") is less than the Fair Market Value of a share of Common Stock on the date the related Right was granted (this difference being referred to as the "Spread"), 100% of the Spread but not exceeding the difference between the Option Price and the Fair Market Value of a share of Common Stock on the Valuation Date; plus

		(ii)	125% of the amount by which the Fair Market Value
of a share of Common Stock on the Valuation Date exceeds the Fair Market Value on the date the Right was granted;

multiplied by the number of shares with respect to which the Right is being exercised; provided, however, that (x) the Committee may grant Rights which provide that upon exercise the amount payable shall be equal to 100% of the amount by which the Fair Market Value of a share of Common Stock on the Valuation Date exceeds the Fair Market Value on the date the Right was granted, and (y) the amount payable shall not exceed an amount equal to the number of shares with respect to which the Right is being exercised multiplied by the Fair Market Value of a share of Common Stock on the Valuation Date.

	The amount payable on exercise of a Right shall be payable in cash, shares of Common Stock valued at their Fair Market Value as of the Valuation Date, or in any combination thereof;
provided, however, that the form of payment shall be in the sole discretion of the Committee, and prior to the payment of the amount payable, whether in shares of Common Stock, cash or any combination thereof, there shall first be deducted all applicable withholding taxes, with such deduction being first applied against the amount of cash, if any, which may be payable unless the Committee shall have authorized other arrangements. In the event that any payment in the form of both cash and shares of Common Stock is made to a person subject to the reporting requirements of Section 16(a) of the Act, the cash portion of such payment shall be made upon the Grantee becoming taxable in respect of the Common Stock received upon exercise of the Right.
 Notwithstanding the foregoing, a payment, in whole or in part, of cash may be made to a person subject to the reporting requirements of Section 16(a) of the Act upon exercise of a Right only if the Right is exercised (i) during the period beginning on the third business day following the date of release for publication of the quarterly or annual summary statements of sales and earnings of the Company and ending on the twelfth business day following such date, or (ii) during any other period in which cash may be paid under the provisions of Rule 16b-3 promulgated pursuant to the Act. In addition, a payment of cash shall be made to a person subject to the reporting requirements of Section 16(a) of the Act who has held the Right at least six months from the date of its grant promptly following a Change in Control of Warner-Lambert Company which Change in Control is outside the control of any person subject to such reporting requirements within the meaning of the aforesaid Rule 16b-3. The Company intends that this provision shall comply with the requirements of Rule 16b-3 under the Act during the term of the Plan. Should this provision not be necessary to comply with the requirements of such Rule or should any additional provision be necessary in order to comply with the requirements of such Rule, the Board of Directors of Warner-Lambert Company may amend the Plan accordingly, without the necessity of obtaining the approval of stockholders of Warner-Lambert Company. Any fraction of a share resulting from the above calculation shall be disregarded.

	(d)	Termination of Employment.  If, prior to the expiration
of a Reference Option, the employment of the Grantee by the Company should terminate, by reason other than death, the related
Right shall terminate, except that if, after a Grantee shall have remained in the employ of the Company for one year after the date of the grant of the Right, such Grantee's employment should terminate on or after age 55, the Right theretofore granted shall be exercisable until the later of (i) the three-year period after termination of employment, or (ii) the period after termination of employment which is equal to the number of full months that the Reference Option has been outstanding prior to such termination, but in no event after the expiration of the Option
Period, without, however, giving effect to the limitations, if any, which may have been imposed by the Committee pursuant to paragraph (b)(ii) of Article 7 hereof.

	(e)	Death of Grantee.  If a Grantee should die prior to the
termination of the Reference Option:

		(i) while in the employ of the Company, the Right theretofore granted shall, if the Grantee was entitled to exercise the Right at the date of death, be exercisable by the estate of the Grantee, or by a person who acquired the right to exercise such Right by bequest or inheritance or by reason of the death of the Grantee, without, however, giving effect to the limitations, if any, which may have been imposed by the Committee pursuant to paragraph (b)(ii) of
Article 7 hereof with respect to the percent of the total number of shares to which the Right relates which may be purchased from time to time during the Option Period;
provided, however, that such Right shall be exercisable until the later of (i) the three-year period after termination of employment, or (ii) the period after termination of employment which is equal to the number of full months that the Reference Option has been outstanding prior to such termination, but in no event after the expiration of the Option Period; or

		(ii) after the date of the termination of employment on or after age 55, the Right theretofore granted shall, if the Grantee was entitled to exercise the Right at the date of death, be exercisable by the estate of the Grantee, or by a person who acquired the right to exercise such Right by bequest or inheritance or by reason of the death of the Grantee, without, however, giving effect to the limitations, if any, which may have been imposed by the Committee pursuant to paragraph (b)(ii) of Article 7 hereof with respect to the percent of the total number of shares to which the Right relates which may be purchased from time to time during the Option Period; provided, however, that such Right shall be exercisable until the latest of (i) the three-year period after termination of employment, (ii) the period after termination of employment which is equal to the number of full months that the Reference Option has been outstanding prior to such termination, or (iii) the twelve-month period after the death of the Grantee provided such death occurs before the later of (i) or (ii), but in no event after the expiration of the Option Period.

	(f)	Notwithstanding anything herein to the contrary,
Limited Rights may be granted hereunder by the Committee with respect to the Options granted under the Plan (which are not Reference Options), which shall entitle the holder to receive a payment of cash promptly following a Change in Control of Warner-Lambert Company which Change in Control is outside the control of any person subject to the reporting requirements of Section 16(a) of the Act within the meaning of Rule 16b-3 under the Act. Such payment of cash shall be made to a person subject to the reporting requirements of Section 16(a) of the Act only if such person has held such Limited Right at least six months from the date of its grant. Promptly following any such Change in Control, the Optionee shall be entitled to receive a cash payment equal to the excess of the Fair Market Value of a share of Common Stock on the Valuation Date over the Option Price of the related Option multiplied by the number of shares with respect to which the Limited Right is being exercised (in such case the method of determining the Fair Market Value in the third sentence of
Section 6(i) shall apply). Limited Rights shall expire on the first to occur of the date of exercise or expiration of the right of exercise of the Limited Right or of the related Option. Further, upon exercise of a Limited Right, the related Option shall be cancelled. The Board of Directors reserves the right to cancel all outstanding Limited Rights in accordance with Sections 11 and 12 of the Executive Severance Plan. Except as otherwise provided herein, the provisions of the Plan relating to Rights shall also apply to Limited Rights.

	9.	Administration of the Plan.  The Plan shall be
administered under the supervision of the Board of Directors of Warner-Lambert Company by a Committee consisting of not less than three Directors of Warner-Lambert Company, who shall be appointed by, and shall serve at the pleasure of, the Board of Directors. No person who is or, within one year prior thereto, has been the holder of an Option or a Right under the Plan may be a member of the Committee, and no person may be granted an Option or a Right while a member of the Committee. A majority of the Committee shall constitute a quorum and the acts of a majority of the members present at any meeting at which a quorum is present, expressed from time to time by a vote at a meeting (including a meeting held by telephone conference call or in which one or more members of the Committee participate by telephone), or acts approved in writing by a majority of the Committee, shall be the acts of the Committee.

	In addition to the Committee's discretionary authority set forth in other Articles hereof, the Committee is authorized to establish such rules and regulations for the proper administration of the Plan as it may deem advisable and not inconsistent with the provisions of the Plan. Unless otherwise determined by the Board of Directors, all questions arising under the Plan or under any rule or regulation with respect to the Plan adopted by the Committee, whether such questions involve an interpretation of the Plan or otherwise, shall be decided by the Committee, and its decisions shall be conclusive and binding in all cases.

	The Committee shall determine the Employees to whom Options and Rights under the Plan are to be granted and the number of shares to be covered by each Option granted and the Reference Option to which each Right is to relate. In selecting the individuals to whom Options or Rights shall be granted, as well as in determining the number of shares subject to each Option and the Reference Option to which each Right is to relate, the Committee shall consider the positions and responsibilities of the Employees being considered, the nature of the services and accomplishments of each, the value to the Company of their services, their present and potential contribution to the success of the Company, the anticipated number of years of service remaining, and such other factors as the Committee may deem relevant.

	The Committee shall establish the provisions which shall govern in the event of the death, disability, or termination of an Optionee or Grantee, which provisions may be different than the provisions otherwise described herein with respect to death, disability and termination. If, for any reason, the Committee shall determine that it is not desirable because of the incapacity of the person who shall be entitled to receive any payments hereunder, to make such payments directly to such person, the Committee may apply such payment for the benefit of such person in any way that the Committee shall deem advisable or may make any such payment to any third person who, in the judgment of the Committee, will apply such payment for the benefit of the person entitled thereto. In the event of such payment, the Company, the Board of Directors and the Committee shall be discharged from all further liability therefor. An Employee's employment shall be deemed terminated for purposes of the Plan as of the date benefit payments would have commenced under the Warner-Lambert Long Term Disability Benefits Plan had the Optionee or Grantee been enrolled in such plan, except as otherwise provided herein. Absence on leave approved by the Company shall not be considered an interruption of employment for any purpose of the Plan.

	In addition, and not in limitation of the authority of the Committee, the Stock Option Committee (as hereinafter defined) may grant pre-employment Options and Rights, in accordance with the provisions of the Plan, including the establishment of the terms and conditions thereof and the consideration to Warner-Lambert Company therefor, to Employees who, at the time of the grant, are not subject to the reporting requirements of Section 16(a) of the Act. The Stock Option Committee, whose members need not be Directors, shall be appointed by, and shall serve at the pleasure of, the Committee. A majority of the Stock Option Committee shall constitute a quorum and the acts of a majority of the members present at any meeting at which a quorum is present, expressed from time to time by a vote at a meeting (including a meeting held by telephone conference call or in which one or more members of the Stock Option Committee participate by telephone), or acts approved in writing by a majority of the Stock Option Committee shall be the acts of the Stock Option Committee. Notwithstanding the foregoing, the Stock Option Committee may not undertake any action which the provisions of Rule 16b-3, promulgated pursuant to the Act, require to be undertaken by "disinterested persons" (as defined in said Rule) as a condition of the continued qualification of the Plan under Rule 16b-3.

	An Optionee or Grantee subject to the reporting requirements of Section 16(a) of the Act may satisfy all withholding tax requirements incident to the exercise of Options or Rights wherein Common Stock is received upon such exercise, by electing to have a sufficient number of shares of Common Stock (valued for this purpose at the Fair Market Value of such Common Stock on the trading date on the New York Stock Exchange on which such taxes are due) withheld to fulfill such tax obligations (hereinafter a "Withholding Election"); provided, however, that the Withholding Election shall be subject to the disapproval of the Committee and further provided that the Withholding Election is made (i) during the period beginning on the third business day following the date of release for publication of the quarterly or annual summary statements of sales and earnings of the Company and ending on the twelfth business day following such date, (ii) six months before the Option or Rights exercise becomes taxable, or (iii) during any other period in which a Withholding Election may be made under the provisions of Rule 16b-3 promulgated pursuant to the Act. Any fraction of a share of Common Stock required to satisfy such tax obligations shall be disregarded and the amount due shall be paid instead in cash by the Optionee or Grantee. The Company intends that this Withholding Election provision shall comply with the requirements of Rule 16b-3 under the Act during the term of the Plan. Should this provision not be necessary to comply with the requirements of such Rule or should any additional provision be necessary in order to comply with the requirements of such Rule, the Board of Directors of Warner-
Lambert Company may amend the Plan accordingly, without the necessity of obtaining the approval of stockholders of Warner-Lambert Company.

	This Plan shall be governed by the law of the State of New York (regardless of the law that might otherwise govern under applicable New York principles of conflicts of laws).

	10.	Amendment and Discontinuance of the Plan; Cancellation
of Rights. (a) The Board of Directors of Warner-Lambert Company may at any time alter, suspend or terminate the Plan, but, except in accordance with the provisions of paragraph (f) of Article 6, paragraph (b) of this Article 10 and Article 11 hereof, no change shall be made which will have a material adverse effect upon any Option or Right previously granted unless the consent of the Optionee or the Grantee is obtained; provided, however, that except in the case of adjustment made pursuant to paragraph (f) of Article 6 hereof, the Board of Directors may not, without further approval of the stockholders, (i) increase the maximum number of shares for which Options or Rights may be granted under the Plan or which may be purchased by any individual Employee,
(ii) decrease the minimum Option Price provided in the Plan,
(iii) increase the total number of shares which may be issued or transferred pursuant to Rights granted under the Plan, or (iv) change the class of Employees eligible to receive Options or Rights.

	(b)	The Board of Directors shall have the power to cancel
all Rights theretofore granted pursuant to the Plan, in the event that it shall determine, giving consideration to all the circumstances, that the ultimate federal income tax effects or accounting effects of the grant or exercise of Rights under the Plan would not be in the best interests of the Company.

	(c)	Notwithstanding anything in this Article 10 to the
contrary, the Committee may adopt any amendment to the Plan which
(i)(A) does not increase Plan liabilities by an amount in excess of five million dollars ($5,000,000) and does not increase Plan expense by an amount in excess of five hundred thousand dollars ($500,000) or (B) is required by an applicable law, regulation or ruling, (ii) can be undertaken by the Board of Directors under the terms of the Plan, (iii) does not involve a termination or suspension of the Plan, and (iv) does not affect the limitations contained in this sentence and does not affect the composition or compensation of the Committee.

	(d)	Notwithstanding the foregoing provisions of this
Article 10, no person may be divested of the ownership of Common
Stock previously issued, sold or transferred under the Plan.

	11.	Listing and Other Conditions.  As long as the Common
Stock is listed on the New York Stock Exchange, the issue of any shares of stock pursuant to an Option or Right granted under the Plan shall be conditioned upon the shares so to be issued being listed on such Exchange. Warner-Lambert Company will make application for listing on such Exchange unlisted shares subject to Options and Rights under the Plan, but shall have no obligation to issue such shares unless and until such shares are so listed, and the right to exercise any Option or Right with respect to such shares shall be suspended until such listing has been effected.

	If at any time counsel to Warner-Lambert Company shall be of the opinion that any sale or delivery of shares of Common Stock pursuant to an Option or Right granted under the Plan is or may in the circumstances be unlawful under the statutes, rules or regulations of any applicable jurisdiction, Warner-Lambert
Company shall have no obligation to make such sale or delivery, or to make any application or to effect or to maintain any qualification or registration under the Securities Act of 1933 or otherwise with respect to shares of stock or Options or Rights under the Plan, and the right to exercise any such Option or Right shall be suspended until, in the opinion of said counsel, such sale or delivery shall be lawful.

	Upon termination of any period of suspension under this
Article 11, any Option or Right affected by such suspension which shall not then have expired or terminated shall be reinstated as to all shares available upon exercise of the Option or Right before such suspension and as to shares which would otherwise have become available for purchase during the period of such suspension, but no such suspension shall extend any Option Period.

	12.	Approval; Effective Date.

	(a)	Effective Date.  This document restates in its entirety
the 1983 Stock Option Plan, as adopted by the stockholders of the Company at the Annual Meeting of Stockholders on April 26, 1983, and as amended by all amendments to the Plan since that date.

	(b)	1984 Amendments.  The amendments adopted by the Board
of Directors on June 26, 1984 shall be applicable to all Options and Rights then outstanding.









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